                                                                  EXHIBIT 10.42


                                     LEASE



                              Plaza 6000 Partners
                        a California Limited Partnership
                                 (as Landlord)



                                      and



                            RentX Industries, Inc.,
                             a Delaware Corporation
                                  (as Tenant)

                                     LEASE



                              Plaza 6000 Partners
                        a California Limited Partnership
                                 (as Landlord)



                                      and



                            RentX Industries, Inc.,
                             a Delaware Corporation
                                  (as Tenant)


Paragraph                                                                                                            Page
---------                                                                                                            ----
1.       PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
2.       TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
3.       RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
4.       INITIAL IMPROVEMENTS TO AND FINISH WORK FOR THE PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
5.       ACCEPTANCE OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
6.       OPERATING EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
7.       SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
8.       SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
9.       CHARACTER OF OCCUPANCY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
10.      ALTERATIONS AND REENTRY BY LANDLORD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
11.      ALTERATIONS AND REPAIRS BY TENANT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
12.      MECHANICS' LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
13.      SUBLETTING AND ASSIGNMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
14.      DAMAGE TO PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
15.      INSURANCE AND WAIVER OF SUBROGATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
16.      CASUALTY AND RESTORATION OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
17.      CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
18.      DEFAULT BY TENANT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
19.      SUBORDINATION AND ATTORNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
20.      SURRENDER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
21.      STATEMENT OF PERFORMANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
22.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
23.      PERSONAL PROPERTY TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
24.      AUTHORITIES FOR ACTION AND NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
25.      RULES AND REGULATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
26.      LIMITATION OF LANDLORD'S LIABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
27.      BROKER INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
28.      OPTION TO EXTEND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
29.      ADDITIONAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
30.      RIGHT OF EXPANSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                                     LEASE



         THIS Lease is made this 1st day of September, 1996, by and between Plaza 6000 Partners, a California Limited Partnership, ("Landlord") and RentX Industries, Inc., a Delaware Corporation, ("Tenant").

                              W I T N E S S E T H:

         1.      PREMISES.

That as consideration of the payment of rent and the keeping and performance of the covenants and agreements by Tenant, as hereinafter set forth, Landlord hereby leases and demises unto Tenant the premises known and described as approximately 5,539 Rentable Square Feet (hereinafter referred to as the "Premises"), as depicted on the floor plan hereto attached as Exhibit A, and being a part of that certain building (the "Building") shown on Exhibit B attached hereto, located on the real property (the "Real Property") situated at 6000 East Evans Avenue, Suite 2-300 in the City and County of Denver, Colorado as more particularly described on Exhibit C attached hereto and made a part hereof, together with a non-exclusive right, subject to the provisions hereof, to use all appurtenances thereto, including, but not limited to, the surface parking area, except covered parking areas and any areas specifically designated or leased for the exclusive use of others, walkways and other common areas on the Real Property designated by Landlord for use by tenants of the Building. (The Real Property, including the common corridors, lobby area, parking area, landscaped areas, walkways and other areas from time to time designated by Landlord for use by all tenants of the Building are hereinafter collectively referred to as the "Common Areas").

         2.      TERM.

The term of the Lease shall commence at 12:00 a.m. on the 1st day of November, 1996, and shall terminate at 11:59 p.m. on the 31st day of October, 2001 (said five (5) year term is referred to herein as the "Term").

         3.      RENT.

Tenant shall pay to Landlord as base rent for the Premises the following monthly installments during the Primary Lease Term (the "Base Rent"):

                 Lease Year            Monthly Payment        Sub Total
                 ----------            ---------------       ----------
                 11/1/96 -  2/28/97       $2,873.36          $11,493.44
                  3/l/97 - 10/31/97       $5,746.71          $45,973.68
                 11/1/97 - 10/31/98       $5,977.50          $71,730.00
                 11/1/98 - 10/31/99       $6,208.30          $74,499.60
                 11/1/99 - 10/31/00       $6,439.09          $77,269.08
                 11/1/00 - 10/31/01       $6,669.88          $80,038.56

"Lease Year" as used herein shall mean the period beginning with the first day of the first full calendar month following the date the Term commences and ending twelve (12) months thereafter or on any anniversary thereof. Tenant shall pay Base Rent in the sum of three hundred sixty one thousand, four dollars and thirty six cents ($361,004.36) attributable to the period from November 1, 1996, through October 31, 2001. All Base Rent shall be paid in advance on the first day of each calendar month of the term hereof. Rent for any period during the term hereof which is for less than one month shall be prorated based upon the actual number of days in the month during which the Lease is in effect. Rent shall be payable without notice or demand and without any deduction, offset or abatement in lawful money of the United States of America to Landlord at 6000 East Evans Avenue, Suite 1-100, Denver, Colorado 80222 or to such other persons or at such other places as Landlord may, from time to time, designate in writing.

         4.      INITIAL IMPROVEMENTS TO AND FINISH WORK FOR THE PREMISES.

                 A. Landlord and Tenant agree that the Premises shall be initially improved and/or finished substantially in accordance with Exhibit D attached hereto and the work to be completed shall be referred to herein as the "Tenant Finish Work." The work and materials specifically identified on Exhibit D (the "Standard Tenant Finish") shall be at Landlord's cost and expense. All work and materials required to complete the tenant finish work not specifically identified on said Exhibit D shall be at Tenant's sole cost and expense, and shall be referred to herein as "above Standard Tenant Finish." The approved space plan for the Premises is set forth on said Exhibit D. Landlord shall be responsible for performance of all tenant finish work, and shall promptly cause the contractor to commence and proceed with due diligence to complete the shell and core of the Building (if applicable) and the tenant finish work substantially in accordance with Exhibit D, subject to delays arising as a result of circumstances beyond the control of Landlord or Landlord's contractor, and to deliver possession of the Premises to Tenant "ready for occupancy." If Tenant modifies, alters or makes any modifications or changes to such space plan and/or construction documents, all costs and expenses arising as a result thereof shall be Tenant's responsibility and shall be amortized over the lease term at 12% interest and included in the Base Rent. Additionally each day of delay resulting from Tenant modifications shall extend the delivery date pursuant to Paragraph 4.C. of this Lease by one day.
Landlord and Tenant acknowledge that the approved space plan and approved tenant finish schedule for the Premises has been reviewed and approved by Tenant. Landlord shall be responsible and liable for the design, sufficiency, or compliance of the Premises with laws, rules or regulations of governmental agencies or authorities.

                 B. All costs for Standard Tenant Finish work shall be amortized over the lease term and included in the Base Rent. All construction work shall be performed in a good and workmanlike manner and, subject to paragraph 5 below, in compliance with all applicable laws, rules and regulations.

                 C. The term "ready for occupancy," as used herein, is defined to mean substantial completion of the tenant finish work to be completed by Landlord pursuant to the final plans and specifications therefor. The determination of when the Premises are "ready for occupancy" shall be evidenced by a certificate of the architect (or other representative of Landlord) in charge of supervising completion of the Premises and issuance of a temporary or permanent certificate of occupancy by appropriate governmental officials for the Premises. The Primary Lease Term shall commence on the actual date on which the Premises are ready for occupancy, as determined in accordance with the provisions above, and such date shall be referred to as the "Lease Commencement Date." It is anticipated that the Lease Commencement Date will occur on or about November 1, 1996, (the "Estimated Completion Date"). Landlord shall have no responsibility or liability if the Lease Commencement Date is later than the Estimated Completion Date and the postponement of the Lease Commencement Date and the commencement of Tenant's obligation to pay rent hereunder shall be in full settlement of all claims which Tenant may otherwise have by reason of said Premises not being "ready for occupancy." If the Premises are not "ready for occupancy" on or before 90 days after the mutual execution of this Lease, then Tenant may elect to terminate this lease by delivering written notice thereof to Landlord. If as a result of such delay the Lease Commencement Date would otherwise occur on a day other than on the first day of the month, the Lease Commencement Date, and the beginning of the Primary Lease Term shall be further delayed until the first day of the following month, but Tenant shall pay proportionate rent at the same monthly rate set forth herein (also in advance) for such partial month. In this event the expiration of the term hereof shall also be extended so that the Term will continue for the full period set forth in Paragraph 2 hereof. If the premises are not "ready for occupancy" on the Estimated Completion Date (or such later date as contemplated herein) as a result of delays which are the fault of Tenant, including but not limited to delays in Tenant's submittal of the preliminary space plan for the Premises, Tenant's approval of the final plans and specifications and cost estimates for the tenant finish work, Tenant's failure to make any required payment to Landlord or Tenant's selection of tenant finish items with long-lead delivery times (Landlord agrees to notify Tenant of any such long-lead items of which Landlord has actual knowledge) (herein "Tenant delays"), then, the Lease Commencement Date shall be the date the Premises would have been "ready for occupancy" but for the Tenant delays as reasonably determined by Landlord's architect, and the term of the Lease and all of Tenant's obligations hereunder will be measured from said date.

         5.      ACCEPTANCE OF PREMISES.

As of the date of taking possession the Premises shall be in good order and repair and completed substantially in accordance with the final approved plans and specifications therefore and in compliance with all applicable laws, rules and regulations except for those items set forth on a punch list furnished to Landlord within fifteen (15) days following such taking of possession by Tenant and latent defects, if any, which are identified by Tenant in writing not later than ninety (90) days following the Lease Commencement Date. No items shall be included on such punch list which are the result of the acts of Tenant, including any damage which occurs during Tenant's move into the Premises. Landlord shall proceed to complete the items so listed on the punch list within a reasonable time.

         6.      OPERATING EXPENSES.

                 A. "Definitions." In addition to terms hereinabove defined, the following terms shall have the following meanings with respect to the provisions of this Lease:

                          (1)     "Base Operating Expenses" shall mean an
annual amount equal to the base year of 1996 divided by the total number of square feet of Rentable Area as hereinafter defined. Tenant acknowledges that Landlord has not made any representation or given Tenant any assurances that the Base Operating Expense will equal or approximate the actual Operating Expenses for any Lease Year during the Term, or any extension thereof, including the first Lease Year. The Operating Expenses that vary with occupancy and that are attributable to any part of the term in which less than 95% of the rentable area of the Building is occupied by tenants will be adjusted by Landlord to the amount that Landlord reasonably believes they would have been if 95% of the rentable area of the Building had been occupied. Tenant's proportionate share of the Operating Expenses shall not increase from one year to the next by more than five percent (5%) of the preceding year's cost, excluding real estate taxes, utilities and insurance.

                          (2)     "Rentable Area" shall mean 104,356 rentable
square feet, which is all rentable space available for lease in the Building. If there is a significant change in the aggregate Rentable Area as the result of an addition to the Building, partial destruction thereof, modification to Building design or similar cause which causes a reduction or increase thereto on a permanent basis, Landlord's accountants shall make such adjustments in the computations as shall be necessary to provide for any such change.

                          (3)     "Tenant's Pro Rata Share" shall mean (5.31%).
In the event Tenant at any time during the Term or any extensions thereof, either leases additional space in the Building, or relinquishes, with Landlord's consent, any portion of the Premises, Tenant's Pro Rata Share shall be recomputed by dividing the total Rentable Square Footage of space then being leased by Tenant (including such additional space) by the Rentable Area and the resulting percentage figure shall become Tenant's Pro Rata Share.

                          (4)     "Lease Year" shall mean that twelve (12)
month period defined in Paragraph 3 hereof.

                          (5)     "Landlord's Accountants" shall mean that
individual or firm employed by Landlord from time to time to keep the books and records for the Building and Common Area and/or to prepare the federal and state income tax returns for Landlord with respect to the Building and Common Area, all of which books and records shall be certified to by an appropriate representative of Landlord.

                          (6)     "Operating Expenses" shall mean all operating
expenses of any kind or nature which are in accordance with accepted principles of sound accounting practice as applied to the operation and maintenance of office buildings in the metropolitan Denver, Colorado area. Operating Expense shall include but not be limited to:

                                  (a)      All real property taxes and
assessments levied against the Building and/or Common Areas by any governmental or quasi-governmental authority. The foregoing shall include any taxes or assessments of a nature not presently in effect which shall hereafter be levied on the Building and/or Common Areas as a result of the use, ownership or operation of the Building and/or Common Areas, or for any other reason, whether in lieu of, or in addition to, any current real estate taxes and assessments; provided, however, any taxes which shall be levied on the rentals of the Building shall be determined as if the Building were Landlord's only property and, provided further, that in no event shall the term "taxes or assessments," as used herein, include any net federal or state income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes. Such term shall, however, include gross taxes on rentals. Expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such taxes or assessments shall be included in such computations (all of the foregoing are collectively referred to herein as the "Taxes");

                                  (b)      Costs of supplies, including , but
not limited to, the cost of relamping all standard building tenant lighting as the same may be required from time to time;

                                  (c)      Costs incurred in connection with
obtaining and providing energy for the Building, including, but not limited to, costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources;

                                  (d)      Costs of water and sanitary and
storm drainage services;

                                  (e)      Costs of janitorial and security
services, including the cost of managing and operating a computer which controls building energy consumption, life safety equipment, fire alarms, and security access/response, when applicable;

                                  (f)      Costs of general maintenance,
repairs and painting of the Building and/or the Common Areas, or any portion thereof, including costs under HVAC and other mechanical maintenance contracts and repairs and replacements of equipment used in connection with such maintenance and repair work;

                                  (g)      Costs of maintenance and replacement
of landscaping;

                                  (h)      Insurance premiums, including fire
and all-risk coverage, together with loss of rent endorsement, the part of any claim required to be paid under the deductible portion of any insurance policy carried by Landlord in connection with the Building or Common Areas or any component parts thereof (where Landlord is unable to obtain insurance without such deductible from a major insurance carrier at reasonable rates, as determined by Landlord), public liability insurance; and any other insurance carried by Landlord on the Building or Common Area or any component parts thereof (all such insurance shall be in such amounts as Landlord may reasonably determine);

                                  (i)      Labor costs, including wages and
other payments, costs to Landlord of workmen's compensation and disability insurance, payroll taxes, welfare fringe benefits, and all legal fees and other costs or expenses incurred in resolving any labor dispute;

                                  (j)      Professional building management
fees;

                                  (k)      Legal, accounting, inspection and
other consultation fees incurred in the ordinary course of operating the Building and in making the computations required hereunder;

                                  (l)      The costs of capital improvements
and structural repairs and replacements made in or to the Building and/or Common Areas in order to conform to changes, arising subsequent to the date Landlord obtained its building permit to construct the Building, in any applicable laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building and/or Common Areas (herein "Required Capital Improvements"), except Landlord shall indemnify Tenant from any and all costs or expense relating to compliance with the Americans with Disabilities Act of 1990; the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expense (herein "Cost Savings Improvements"); and a reasonable annual reserve for all other capital improvement and structural repairs and replacements reasonably to permit Landlord to maintain the Building. The expenditures for Required Capital Improvements and Cost Savings Improvements shall be amortized at a market rate of return over the useful life of such capital improvement or structural repair or replacement (as determined by Landlord's Accountants); provided that the amortized amount of any Cost Savings Improvements shall be limited in any year to the reduction in Operating Expenses as a result thereof; "Operating Expenses" shall not include: (i) Costs of work, including tenant change work, which Landlord performs for any tenant or in any tenant's space in the Building other than work of a kind and scope which Landlord would be obligated to furnish to all tenants whose leases contain a rental adjustment provision and services provision similar to Paragraphs 6 and 7 hereof; (ii) costs of repairs or other work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received; (iii) leasing commissions, advertising expenses and other costs incurred in leasing space in the Building; (iv) costs of repairs or rebuilding necessitated by condemnation; (v) any interest on borrowed money or debt amortization, except as specifically set forth above; (vi) depreciation on the Building.

                 B. Tenant hereby agrees for each calendar year of the term hereof (including the calendar year in which the Term commences) to pay to Landlord as hereafter provided, Tenant's Pro Rata Share of the amount of the increase in the Operating Expenses for the calendar year just completed over the Base Operating Expenses. Tenant also agrees to pay to Landlord monthly during each calendar year following the year in which the Term commences, an estimate of Tenant's Pro Rata Share of the amount by which actual Operating Expenses attributable to the calendar year during which such amounts are paid will exceed the Base Operating Expenses. As soon as practicable following the end of each calendar year during the Term, beginning with the end of the calendar year in which the Term commences, Landlord shall submit to Tenant a statement setting forth: (i) The exact amount of the increase, if any, in Tenant's Pro Rata Share of the increases in Operating Expenses for the calendar year just completed over the Base Operating Expenses; and (ii) for each calendar year following the year during which the Term commences, the difference, if any, between Tenant's actual Pro Rata Share of the Operating Expenses for the calendar year just completed and the estimated amount of Tenant's Pro Rata Share of the increases in Operating Expenses which was paid for such year. Such statement shall also set forth the amount of the estimated increases in Operating Expenses over Base Operating Expenses for the new calendar year computed in accordance with the foregoing provisions. To the extent that Tenant's Pro Rata Share of the actual increases in Operating Expenses for the period covered by such statement are higher than Tenant's Pro Rata Share of the estimated increases which Tenant previously paid during the calendar year just completed Tenant shall pay to Landlord the difference in cash within thirty (30) days following receipt of said statement from Landlord. If, however, Tenant's Pro Rata Share of the actual increases in Operating Expenses for the period covered by the Statement are less than Tenant's Pro Rata Share of the estimated increases which Tenant previously paid during the calendar year just completed, Landlord shall credit the difference against the Tenant's estimated payment for such Operating Expenses for the current year. Until Tenant receives such statement, Tenant shall continue to pay the amount required for the prior year, but Tenant shall commence payment to Landlord of the monthly installments of such estimates on the basis of the statement beginning on the first day of the month following the month in which Tenant receives such statement.

                 C. Tenant's obligation with respect to payment of its Pro Rata Share of the increases in Operating Expenses shall survive the expiration or early termination of this Lease and Landlord shall have the right to retain the Security Deposit, or so much thereof as it deems necessary, to secure such payment attributable to the year in which this Lease terminates.
If the Lease is in effect for less than a full calendar year during the first or last calendar years of the Term, Tenant's Pro Rata Share for such partial year shall be calculated by proportionately reducing the Base Operating Expenses to reflect the number of months in such year during which the Lease was in effect (the "Adjusted Base Operating Expenses"). The Adjusted Base Operating Expenses shall then be compared with the actual Operating Expenses for said partial year to determine the amount, if any, of any increases in the actual Operating Expenses for such partial year over the Adjusted Base Operating Expenses.

                 D. For the purposes of this Lease, any special assessments shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid. Notwithstanding anything contained herein to the contrary, if any lease entered into by Landlord with any tenant in the Building is on a so-called "net" basis, or provides for a separate basis of computation for any Operating Expenses with respect to its leased premises, then, to the extent that Landlord's Accountants determine that an adjustment should be made in making the computations herein provided for, Landlord's Accountants shall be permitted to modify the computation of Base Operating Expenses, Rentable Area, and Operating Expenses for a particular Lease Year in order to eliminate or otherwise modify any such expenses which are paid for in whole or in part by such tenant. Furthermore, in making any computations contemplated hereby, Landlord's Accountants shall also be permitted to make such adjustments and modifications to the provisions of this Paragraph 6 as shall be reasonably necessary to achieve the intention of the parties hereto, which intention is to allocate the Operating Expenses proportionately among the tenants who are required to pay same. In the event the Rentable Area is not fully occupied during any particular Lease Year, Landlord's Accountants or Landlord shall adjust those Operating Expenses which are affected by the occupancy rates for the particular Lease Year, or portion thereof, as the case may be, to reflect a 95% occupancy.

         7.      SERVICES.

                 A. Subject to the provisions of subparagraph D below, Landlord, without charge, except as provided herein, and in accordance with standards from time to time prevailing for the Building agrees: (1) To furnish running water at those points of supply for general use of tenants of the Building, heated and cooled air, electrical current, janitorial services and such maintenance as Landlord deems necessary for all Common Areas; (2) to furnish, during Ordinary Business Hours, as hereinafter defined, such heated or cooled air to the Premises as may, in the judgment of Landlord, be reasonably required for the comfortable use and occupancy of the Premises, provided that the recommendations of Landlord's engineer regarding occupancy and use of the Premises are complied with by Tenant, and with respect to cooled air, provided the same is used only for standard office use; (3) if the Building is equipped with elevators, to provide, during such Ordinary Business Hours, the general use of the passenger elevator for access and egress to and from the Premises (with at least one such elevator being available at all times except in the case of emergencies or repair); (4) to provide janitorial services for the Premises to the extent of the Building Standard Tenant Finish items contained therein (including such window washing of the outside of exterior windows as may, in the judgement of Landlord, be reasonably required), but unless and until the Building standard changes, such janitorial services will be provided after business hours only, five days a week, except for Legal Holidays; and (5) to cause electric current to be supplied to the Premises not to exceed five (5) watts per Rentable Square Foot (herein the "Permitted Wattage"). "Ordinary Business Hours" as used herein shall mean and refer to 7:00 a.m. to 7:30 p.m. Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturdays, Legal Holidays excepted. "Legal Holidays," as used herein, shall mean New Year's Day, President's Day,

Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other national holidays as may be hereafter established by the United States government.

                 B. To the extent that: (a) electric current in excess of Permitted Wattage is used for (i) any machinery or equipment, or (ii) for operation of the Premises; and/or (b) equipment and machinery located in the Premises is used during hours in excess of Landlord's established Ordinary Business Hours; and/or (c) any use of machinery or equipment would overload Building facilities (or would result in an imbalance being created in the HVAC systems designed for the Building), then and in each such case Tenant's rent may be increased from time to time by Landlord in such amounts as Landlord reasonably determines are necessary to cover the costs of such increase uses, including all additional air conditioning costs, and any other costs incurred by Landlord attributable to any such uses (and all costs required to make such service available to the Premises). Such increases shall be paid monthly, Tenant shall also reimburse Landlord all costs of modifying the Building HVAC system and/or extending or modifying any electrical service as Landlord may determine is necessary as a result of Tenant's excess usage. Prior to installation or use by Tenant of any equipment other than that which is within the Permitted Wattage, or operation of the Premises for extended hours on an ongoing basis, Tenant shall notify Landlord of such intended installation or use and obtain Landlord's consent therefor. In addition to the foregoing, Landlord may, at Landlord's option then or at any time thereafter, require Tenant, at Tenant's sole cost and expense, to install a check meter to assist in determining the fair amount by which Tenant's rent should be increased. If Tenant desires electric current, heated or cooled air to the Premises during periods other than during Ordinary Business Hours, Landlord will use reasonable efforts to supply the same, but at the expense of Tenant, at Landlord's standard rate as established by it, from time to time, for such services. Not less than forty-eight (48) hours' prior notice shall be given by Tenant to Landlord of Tenant's desire for such services. It is also understood that Tenant shall pay the cost of replacing light bulbs or tubes used in all non-standard Building lighting in the Premises.

                 C. If Tenant requires janitorial services other than those required to be provided to other tenants of the Building generally, Tenant shall separately pay for such services monthly upon billings by Landlord, or Tenant shall, at Landlord's option, separately contract for such services with the same company furnishing janitorial services to Landlord. Notwithstanding the foregoing, Tenant shall have the right, subject to Landlord's prior written consent and such rules, regulations and requirements as Landlord may impose (including, but not limited to, the requirements that such janitors belong to a trade union), to employ janitors, other than those employed by Landlord, to perform such additional services.

                 D. Tenant agrees that Landlord shall not be liable for failure to supply any such heating, air conditioning, elevator, electrical, janitorial, lighting or other services during any period when Landlord uses reasonable diligence to supply such services, or during any period Landlord is required to reduce or curtail such services pursuant to any applicable laws, rules or regulations, including regulations of any utility now or hereafter in force or effect, it being understood the Landlord may discontinue, reduce or curtail such services, or any of them (either temporarily or permanently), at such times as it may be necessary by reason of accident, repairs, alterations, improvements, strikes, lockouts, riots, acts of God, application of applicable laws, statutes, or rules and regulations or due to any other happening beyond the control of Landlord. In the event of any such interruption, reduction, or discontinuance of Landlord's services (either temporary or permanent), Landlord shall not be liable for damages to person or property as a result thereof nor shall the occurrence of any such event in any way be construed as an eviction of Tenant; or cause or permit an abatement, reduction, or setoff of rent; or operate to release Tenant from any of Tenant's obligations hereunder.

                 E. Tenant agrees to notify promptly the Landlord or its representative of any accidents or defects in the Building of which Tenant becomes aware, including defects in pipes, electric wiring, and HVAC equipment. In addition, Tenant shall provide Landlord with prompt notification of any matter or condition which may cause injury or damage to the building or any person or property therein.

         8.      SECURITY DEPOSIT.

It is agreed that Tenant concurrently with the execution of this Lease shall deposit with Landlord, and will keep on deposit at all times during the term of this Lease, the sum of six thousand, six hundred sixty nine dollars and eighty-eight cents ($6,669.88), as security for the payment by Tenant of all rent and other amounts herein agreed to be paid and for the faithful performance of all the terms, conditions and covenants of this Lease. If, at any time during the term of this Lease, Tenant shall be in default in the performance of any provision of this Lease, Landlord shall have the right to use said deposit, or so much thereof as necessary, in payment of any rent or other amounts in default as aforesaid, reimbursement of any expense incurred by Landlord, and in payment of any damages incurred by Landlord by reason of Tenant's default. In such event, Tenant shall, on written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said deposit to its original amount. In the event said deposit has not been utilized as aforesaid, said deposit, or as much thereof as has not been utilized for such purposes, shall be refunded to Tenant, or to whomever is then the holder of Tenant's interest in this Lease, without interest, upon full performance of this Lease by Tenant. Landlord shall have the right to commingle said deposit with other funds of Landlord. Landlord may deliver the funds deposited herein by Tenant to the purchaser of Landlord's interest in the Premises in the event such interest be sold, and thereupon, Landlord shall be discharged from further liability with respect to such deposit. If claims of Landlord exceed said deposit, Tenant shall remain liable for the balance of such claims. Landlord will return the security deposit to Tenant, less any justified deductions, within sixty (60) days after the expiration of this Lease.

         9.      CHARACTER OF OCCUPANCY.

Tenant covenants and agrees to occupy the Premises as general business offices and for no other purpose, and to use them in a careful, safe and proper manner; to pay on demand for any damage to the Premises or any other portion of the Real Property, caused by misuse or abuse thereof by Tenant, Tenant's agents or employees, or of any other person entering upon the Premises under express or implied invitation of Tenant; not to use or permit the Premises to be used for any purposes prohibited by the laws, codes, rules and regulations of the United States, the State of Colorado, or the county and/or municipality in which the Real Property is located; or the provisions of the restrictive covenants affecting the Building. Tenant shall not commit waste, or suffer or permit waste to be committed, or permit any nuisance on or in the Premises. Tenant, at Tenant's expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county, and municipal authorities now in force or which may hereafter be in force, which shall impose any duty upon Tenant with respect to Tenant's specific use, occupancy or alteration of the Premises or any portion thereof, as compared to a general retail or office use which will be the responsibility of Landlord.

         10.     ALTERATIONS AND REENTRY BY LANDLORD.

                 A. Unless otherwise expressly provided herein Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Term, or any extension thereof, except such repairs to the base, shell and core of the Building, the roof, building standard HVAC, electrical and plumbing facilities and Common Areas as may be deemed necessary by Landlord for normal maintenance operations of the Building and Common Areas so long as the need for such repairs is not the result of Tenant's gross negligence, willful and intentional acts and misconduct.

                 B. Tenant covenants and agrees to permit Landlord at any time after not less than 24 hours' advance notice, except in case of emergency to examine and inspect the same or, if Landlord so elects, to perform any obligations of Tenant hereunder which Tenant shall fail to perform or to perform such cleaning, maintenance, janitorial services (no notice required), repairs, additions or alterations as Landlord may deem necessary or proper for the safety, improvement or preservation of the Premises or of other portions of the Building and Common Areas or as may be required by governmental authorities through any code, rule, regulations, ordinance and/or law. Any such entry shall not constitute an eviction or entitle Tenant to abatement of rent. Furthermore, Landlord shall at all times have the right at Landlord's election to make such alterations or changes in other portions of the Building and Common Areas as Landlord may from time to time deem necessary and desirable as long as such alterations and changes do not unreasonably interfere with Tenant's use and occupancy of the Premises. Landlord may use one or more of the street entrances to the Building and Common Areas and such public areas thereof as may be necessary, in Landlord's determination to complete such alterations or changes.

         11.     ALTERATIONS AND REPAIRS BY TENANT.

                 A. Tenant covenants and agrees not to make any alterations in or additions to the Premises (subsequent to the work in the Premises performed by Landlord in accordance with Paragraph 4.A above), including installation of any equipment or machinery therein which requires modification of or additions to any existing electrical outlet or which would increase Tenant's usage of electricity beyond the Permitted Wattage (all such alterations are referred to herein collectively as "Alterations") without in each such instance first obtaining the written consent of Landlord. Landlord's consent to or approval of any such Alterations shall create no responsibility or liability on the part of Landlord for their design, sufficiency or compliance with any laws, rules or regulations of governmental agencies or authorities. Tenant, at its expense, shall pay all engineering and design costs incurred by Landlord attributable to the Alterations and obtain all necessary governmental permits and certificates required for any Alterations to which Landlord has consented, and shall cause such Alterations to be completed in compliance therewith and with all applicable laws and requirements of public authorities and all applicable requirements of Landlord's insurance carriers. All Alterations which Tenant is permitted to make shall be performed in a good and workmanlike manner, using new materials and equipment at least equal in quality to the original installations in the Premises. All repair and maintenance work required to be performed by Tenant pursuant to the provisions of subparagraph B below and any Alterations permitted by Landlord pursuant to the provisions hereof, including, but not limited to, any installations desired by Tenant for Tenant's telegraphic, telephonic or electrical connections, shall be done at Tenant's expense by Landlord's employees or, with landlord's consent, by persons requested by Tenant and authorized in writing by Landlord; provided, however, if such work is performed by persons who are not employees of Landlord, Tenant shall pay to Landlord, upon receipt of billing therefor, the costs for supervision and control of such persons as Landlord may determine to be necessary. If Landlord authorizes persons requested by Tenant to perform such work, prior to the commencement of any such work, on request, Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in the State of Colorado, evidencing that workmen's compensation, public liability insurance and property damage insurance, all in the amounts, with companies and on forms satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work. All such policies shall name Landlord and any Mortgagee (as defined in Paragraph 22.H hereof) as an additional insured. Each such certificate shall provide that the same may not be cancelled or modified without ten (10) days' prior written notice to Landlord and such Mortgagee. Further, Landlord or such Mortgagee shall have the right to post notices in the Premises in locations which will be visible by parties performing any work on the Premises stating that Landlord is not responsible for the payment for such work and setting further such other information as Landlord may deem necessary. Alterations, repair and maintenance work shall be performed in a manner which will not unreasonably interfere with, delay, or impose any additional expense upon Landlord in the maintenance or operation of the Building or upon other tenants' use of their premises.

                 B. Tenant shall keep the Premises in as good order, condition and repair and in an orderly state, as when they were entered upon, ordinary wear and tear and damage by fire or other casualty excepted. Subject to Landlord's obligation to make repairs in the event of certain casualties as set forth in Paragraph 16 below, Landlord shall have no obligation for the repair or replacement of any portion of the interior of the Premises which is damaged or wears out during the term hereof regardless of the cause therefor, including, but not limited to, carpeting, draperies, window coverings, wallcoverings, painting, or any of Tenant's property or betterments in the Premises.

                 C. All Alterations and permanent fixtures installed in the Premises, including, by way of illustration and not by limitations, all partitions, paneling, carpeting, drapes or other window covering, and light fixtures.(but not including trade fixtures and movable office furniture not attached to the Building), shall be deemed a part of the real estate and the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof without molestation, disturbance or injury upon termination or expiration of the Term, or any extension thereof, whether by lapse of time or otherwise, unless Landlord by notice given to Tenant no later than fifteen
(15) days prior to the end of the Term shall elect to have Tenant remove all or any of the Alterations, and in such event, Tenant shall promptly remove at Tenant's expense the Alterations specified by Landlord and restore the Premises to their condition prior to the making of the same, reasonable wear and tear excepted.

         12.     MECHANICS' LIENS.

Tenant shall pay or cause to be paid all costs for work done by Tenant or caused to be done by Tenant on the Premises (including work performed by Landlord or its contractor at Tenant's request following the commencement of the Term) of a character which will or may result in liens on Landlord's interest therein and Tenant will keep the Premises free and clear of all mechanics' liens, and other liens on account of work done for Tenant or persons claiming under it, excluding any tenant finish work which is to be paid for by Landlord (without reimbursement by Tenant) pursuant to the provisions hereof. Tenant hereby agrees to indemnify, defend and save Landlord harmless of and from all liability, loss, damage, costs or expenses, including attorneys' fees, on account of any claims of any nature whatsoever including claims or liens of laborers or materialmen or others for work performed for or materials or supplies furnished to Tenant or persons claiming under Tenant. Additionally, as a condition to commencement of construction, Tenant agrees to procure executed lien waivers from all contractors, subcontractors, laborers and materialmen, in form and content acceptable to Landlord, waiving and releasing all claims of Mechanics Liens against the property described in Exhibit C. Should any liens be filed or recorded against the Premises or any action affecting the title thereto be commenced as a result of such work (which term includes the supplying of materials), Tenant shall cause such liens to be removed of record within five (5) days after notice from Landlord. If Tenant desires to contest any claim or lien, Tenant shall furnish to Landlord adequate security of at least one hundred fifty percent (150%) of the amount of the claim, plus estimated costs and interest, or, at Tenant's option, file a bond with the appropriate court and obtain a release of the lien pursuant to Section 38-22-131, C.R.S. 1973. If a final judgement establishing the validity or existence of any lien for any amount is entered, Tenant shall pay and satisfy the same at once. If Tenant shall be in default in paying any charge for which a mechanic's lien or suit to foreclose the lien has been recorded or filed and shall not have given Landlord security as aforesaid, Landlord may (but without being required to do so) pay such lien or claim and any costs, and the amount so paid, together with reasonable attorneys' fees incurred in connection therewith, shall be immediately due from Tenant to Landlord.

         13.     SUBLETTING AND ASSIGNMENT.

                 A. Without the prior written consent of Landlord, neither Tenant nor Tenant's legal representatives or successors in interest, by operation of law or otherwise, shall assign this Lease or sublet the whole or any part of the Premises or permit the Premises or any part thereof to be used or occupied by others. Landlord's consent to any such transaction shall be in Landlord's discretion, not to be unreasonably withheld. Notwithstanding the foregoing, Tenant shall have the right to assign or part with the possession of the Premises without the prior written consent of Landlord, provided that such assignment or sublease is to an entity (i) controlled by, controlling, or under common control with Tenant or (ii) which acquires by merger or otherwise, substantially all of the assets or business of Tenant. Tenant may collaterally assign this Lease to any lender of Tenant without obtaining Landlord's consent, provided that no such collateral assignment effects or encumbers in any way Landlords record, title or interest in the Building.

                 B. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, at any time thereafter, collect the rent from the assignee, subtenant, or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy, or collection shall be deemed an acceptance of the assignee, subtenant, or occupant as the Tenant hereof, or a release of Tenant from further performance by Tenant of covenants on the part of Tenant herein contained. Consent by Landlord to any one assignment or subletting shall not in anyway be construed as relieving Tenant from obtaining the Landlord's express written consent to any further assignment or subletting (including subletting by any subtenant). Notwithstanding the consent of Landlord, to any subletting or assignment, or any provision hereunder allowing Tenant to sublet or assign without Landlords consent, Tenant shall not be relieved from its primary obligations hereunder to Landlord including but not limited to the payment of all Base Rent and Tenant's Pro Rata Share of increases in Operating Expenses. Landlord's consent to any requested subletting or assignment shall not waive Landlord's right to refuse to consent to any other such request. Tenant shall pay to Landlord within thirty (30) days of receipt of an invoice therefor all reasonable costs incurred by landlord in reviewing and preparing documents with respect to any proposed subletting or assignment of the Premises, not to exceed $500.

                 C. In the event Tenant receives rental or other sums as rent from any subtenant or assignee in excess of the Base Rent and increases in Operating Expenses required to be paid by Tenant hereunder Landlord shall be entitled to 100% of such excess. Tenant shall promptly pay to Landlord 100% of such excess rental as when the same is received by Tenant from any such subtenant or assignee.

         14.     DAMAGE TO PROPERTY.

                 A. Tenant shall neither hold nor attempt to hold Landlord liable for any injury or damage, either proximate or remote, occurring through or caused by fire, water, steam, or any repairs, alterations, injury, accident, or any other cause to the Premises, to any furniture, fixtures, Tenant improvement, or other personal property of Tenant kept or stored in the Premises, or in other parts of the Building and/or Common Areas not herein demised, whether by reason of the negligence or default of the owners or occupants thereof or any other person or otherwise, and the keeping or storing of all property of Tenant in the Building, Common Areas and/or Premises shall be at the sole risk of Tenant.

                 B. Subject to provisions of Paragraph 15.E below, Tenant hereby agrees to indemnify, defend, and save Landlord harmless of and from all liability, loss, damages, costs, or expenses, including attorneys' fees, on account of injuries to the person or property of Landlord or of any other tenant in the Building and Common Areas, or to any other person rightfully in said Building and Common Areas for any purpose whatsoever, where the injuries are caused by the negligence or misconduct of the Tenant, Tenant's agents, servants or employees, or of any other person entering upon the Premises under express or implied invitation of Tenant, or where such injuries are the result of the violation of the provisions of this Lease, by any such persons.

         15.     INSURANCE AND WAIVER OF SUBROGATION.

                 A. Landlord shall maintain all risk property insurance on the shell and core of the building, on the Premises to the extent of the Standard Tenant Finish therein, and on the Building and Common Areas, in such amounts, from such companies, and on such terms and conditions, including loss of rental insurance, as Landlord deems appropriate, from time to time. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture and furnishings or on any fixture or equipment removable by Tenant under the provisions of this Lease or any other improvements installed in the Premises by or for Tenant other than Standard Tenant Finish, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

                 B. Tenant shall obtain and maintain throughout the term of this Lease "all risk" insurance on all of Tenant's property and betterments in the Premises including, without limitation, all furniture, fixtures, personal property, and all tenant finish in excess of that included within the Standard Tenant Finish.

                 C. In addition to the above, Tenant shall obtain and maintain throughout the term of this Lease a comprehensive general liability policy, including protection against death, personal injury and property damage, issued by an insurance company qualified to do business in the State of Colorado, with a single limit of not less than $1,000,000 with a minimum $2,000,000 aggregate.

                 D. All policies of insurance required to be carried by Tenant hereunder shall name Landlord as an additional insured. Each such policy shall provide that the same may not be cancelled or modified without at least twenty (20 days' proper written notice to Landlord and any Mortgagee (as defined in Paragraph 22.H hereof). Tenant shall deliver from time to time certificates evidencing that such insurance is in force and effect. The limits of said insurance shall not, under any circumstances, limit the liability of Tenant hereunder.

                 E. Notwithstanding anything to the contrary contained herein Landlord and Tenant hereby mutually waive and release their respective rights of recovery against each other for (a) any loss on its property actually insured against by "all risk" insurance coverage, said waiver and release shall not apply to any deductible amount relating to such a claim; and (b) all loss, cost, damage or expense arising out of or due to any interruption of business (regardless of the cause therefor), increased or additional costs of operation of business or other costs or expenses whether similar or dissimilar which are actually insured against under business interruption insurance, said waiver and release shall not apply to any deductible amount relating to such claim. Each party shall apply to their insurers to obtain said waivers and obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver, and shall bear the cost therefor.

         16.     CASUALTY AND RESTORATION OF PREMISES.

                 A. If the Premises of the Building shall be so damaged by fire or other casualty as to render the Premises wholly untenantable, and if such damage shall be so great that a competent architect, in good standing, selected by Landlord shall certify in writing to Landlord and Tenant within sixty (60) days of said casualty that the Premises, with the exercise of reasonable diligence, cannot be made fit for occupancy within one hundred twenty (120) days from the happening thereof, then this Lease shall cease and terminate from the date of the occurrence of such damage; and Tenant shall thereupon surrender to Landlord the Premises and all interest therein, and Landlord may reenter and take possession of the Premises and remove Tenant therefrom. Tenant shall pay rent, duly apportioned, up to the time of such termination of this Lease. If, however, the damage shall be such that said architect shall certify within said sixty (60) day period that the Premises can be made tenantable within said one hundred twenty (120) day period, then, except as hereinafter provided, Landlord shall repair the damage so done to the extent of the Standard Tenant Finish with all reasonable speed.

                 B. If the Premises, without the fault of Tenant, shall be damaged by fire or other casualty, but not so as to render the same wholly untenantable or to require a repair period in excess of one hundred twenty
(120) days, then, Landlord, after receiving notice in writing of the occurrence of the injury, shall, except as hereinafter provided, cause the same to be repaired to the extent of the Standard Tenant Finish with reasonable promptness. If the Premises have not been restored as provided above within one hundred twenty (120) days after the date of the casualty, then Tenant may elect to terminate this Lease by delivering written notice thereof to Landlord.

                 C. In case the Building shall be so injured or damaged, whether by fire or otherwise (though said Premises may not be affected, or if affected), can be repaired within said one hundred twenty (120) days, that within sixty (60) days after the happening of such injury, Landlord, in its sole and absolute discretion, shall decide not to reconstruct or rebuild said Building, then, notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Landlord to Tenant within said sixty
(60) days, Tenant shall pay the rent, properly apportioned up to such date, this Lease shall terminate from the date of delivery of said written notice, and both parties hereto shall be freed and discharged of all further obligations hereunder.

                 D. Provided that the casualty is not the fault of Tenant, Tenant's agents, servants or employees, Tenant's rent shall abate during any such period of repair and restoration. If the Premises are wholly untenantable, rent shall abate. If the Premises are partially untenantable, rent shall abate in proportion to the portion of the Premises that is untenantable.

         17.     CONDEMNATION.

If the entire Premises or substantially all of the Premises, or any portion of the Building and Common Areas which shall render the Premises untenantable shall be taken by right of eminent domain or by condemnation, or shall be conveyed in lieu of any such taking, then this Lease, at the option of either Landlord or Tenant exercised by either party giving notice to the other of such termination within thirty (30) days after such taking or conveyance, shall forthwith cease and terminate and the rent shall be duly apportioned as of the date of such taking or conveyance. Tenant thereupon shall surrender to Landlord the Premises and all interest therein under this Lease, and Landlord may reenter and take possession of the Premises or remove Tenant therefrom. In the event less than all of the Premises shall be taken by such proceeding, Landlord shall promptly repair the Premises as nearly as possible to its condition immediately prior to said taking unless Landlord elects not to reconstruct or rebuild as described in subparagraph C of Paragraph 16 above.
In the event of any such taking or conveyance, Landlord shall receive the entire award or consideration for the portion of the Building so taken.

         18.     DEFAULT BY TENANT.

                 A. Each one of the following events is herein referred to as an "Event of Default":

                          (1)      Tenant shall fail to pay rent or any other
amounts due hereunder within three (3) days of the date when due;

                          (2)     Tenant shall vacate or abandon the Premises
or otherwise fail to continuously operate its business upon the Premises, for a period of more than forty-five (45) days;

                          (3)     This Lease or the estate of Tenant hereunder
shall be transferred to or shall pass to or devolve upon any other person or party except as permitted in Paragraph 13;

                          (4)     This Lease or the Premises or any part
thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor of or claimant against Tenant and said attachment shall not be discharged or disposed of within sixty (60) days after the levy thereof;

                          (5)     The filing of any petition or the
commencement of any case or proceeding by the Tenant under any provision or chapter of the Federal Bankruptcy Act, the Federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization; or the adjudication or Tenant's admission that the Tenant is insolvent or bankrupt or unable to pay its debts as they come due; or the entry of an order for relief under the Federal Bankruptcy Code with respect to Tenant;

                          (6)     The filing of any petition or the
commencement of any case or proceeding described in subparagraph (5) above against the Tenant, unless such petition and all proceedings initiated thereby are dismissed within sixty (60) days from the date of such filing; the filing of an answer by Tenant admitting the allegations of any such petition; or the appointment of or taking possession by a custodian, trustee or receiver for all or any assets of the Tenant, unless such appointment is vacated or dismissed within sixty (60) days from the date of such appointment;

                          (7)     The insolvency of the Tenant or the execution
by the Tenant of an assignment for the benefit of creditors; the convening by Tenant of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of the Tenant generally to pay its debts as they mature;

                          (8)     The admission in writing by Tenant or any
partner of Tenant if Tenant is a partnership that it is unable to pay its debts as they mature or it is generally not paying its debts as they mature;

                          (9)     Tenant shall fail to take possession of the
Premises on the date the Primary Lease Term commences;

                          (10)    Tenant shall fail to perform any of the other
agreements, terms, covenants, or conditions hereof on Tenant's part to be performed, and such non-performance shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant, or if such performance cannot be reasonably had within such thirty (30) day period, Tenant shall not in good faith have commenced such performance within such thirty (30) day period and shall not diligently proceed therewith to completion and effect such cure within a period of not more than (90) days after said written notice.

                 B. Remedies of Landlord. If any one or more Events of Default shall happen, then Landlord shall have the right at Landlord's election, then or at any time thereafter either:

                          (1)     (a) With demand and notice, to reenter and
take possession of the Premises or any part thereof, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. Should Landlord elect to reenter as provided in this subparagraph (1), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof, either alone or in conjunction with other portions of the Building of which the Premises are a part, in Landlord's or Tenant's name but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms, (which may include such concessions, free rent, alterations and repair of the Premises) as Landlord, in its sole discretion, may determine, and Landlord may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease, nor shall such notice authorize Tenant to terminate or, revoke this Lease, unless such notice specifically so states. Landlord reserves the right following any such reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice.

                                  (b)      If Landlord elects to take
possession of the Premises as provided in this subparagraph (1) without termination the Lease, Tenant shall pay to Landlord (i) the rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of the Landlord 's expenses incurred in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration, remodeling and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing term, or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith, as provided aforesaid, will be made in determining the net proceeds received from such reletting. In addition, in determining the net proceeds from such reletting, any rent concessions will be apportioned over the term of the new lease. Tenant shall pay such amounts to Landlord monthly on the days on which the rent and all other amounts owing hereunder would have been payable if possession had not been retaken and Landlord shall be entitled to receive the same from Tenant on each such day; or

                          (2)     To give Tenant written notice of intention to
terminate this Lease on the date of such give notice or on any later date specified therein, and on the date specified in such notice, Tenant's right to possession of the Premises shall cease and the Lease shall thereupon be terminated, except as to Tenant's liability hereunder as hereinafter provided, as if the expiration of term fixed in such notice were the end of the term herein originally demised. In the event this Lease is terminated pursuant to the provisions of this subparagraph (2), Tenant shall remain liable to Landlord for damages in an amount equal to the rent and other sums which would have been owing by Tenant hereunder for the balance of the term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such reletting, including, but without limitation, the expenses enumerated above. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the rent and other amounts would have been payable hereunder if this Lease had not been terminated, and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, at the option of the Landlord, in the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an amount equal to the worth at the time of termination of the excess, if any, of the amount of rent reserved in this Lease for the balance of the term hereof over the then Reasonable Rental Value of the Premises for the same period plus all amounts incurred by Landlord in order to obtain possession of the Premises and relet the same, including attorneys' fees, reletting expenses, alterations and repair costs, brokerage commissions, and all other like amounts. It is agreed that the "Reasonable Rental Value" shall be the amount of rental which Landlord can obtain as rent for the remaining balance of the term.

                          (3)     In addition to Landlord's rights set forth in
subparagraphs (1) and (2) above, if Tenant fails to timely pay its rent and all other amounts owing hereunder more than two (2) times during any twelve (12) month period during the Term, or any extension thereof, then, upon the occurrence of the third or any subsequent default in the payment of monies during said twelve (12) month period, Landlord, at its sole option, shall have the right to require that Tenant, as a condition precedent to curing such default, pay to Landlord, in cash or its equivalent, in advance, the entire rent and Landlord's estimate of all other amounts which will become due and owing hereunder by Tenant for the balance of the Term (or if such default occurs during any extension term, the amounts which will be required to be paid will be those attributable to the balance of the extension term). All such amounts shall be paid by Tenant within thirty (30) days after notice from Landlord demanding the same. All monies so paid shall be retained by Landlord, without interest, for the balance of the Term, and any extension thereof, and shall be applied by Landlord to all amounts owing hereunder by Tenant.

If however Landlord's estimate of the amounts for which Tenant is responsible hereunder are inaccurate, when such error is discovered Landlord shall pay to Tenant, or Tenant shall pay to Landlord, within thirty (30) days after written notice thereof the excess or deficiency, as the case may be, which is required to reconcile the amount on deposit with Landlord with the actual amounts for which Tenant is responsible.

                 C. Cumulative Remedies. Suit or suits for the recovery of the rents and other amounts and damages set forth hereinabove may be brought by Landlord, from time to time, at Landlord's election, and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired by limitation had there been no such default by Tenant, or no such termination, as the case may be. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise including but not limited to suits for inductive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and non-exclusive. In the event any action is commenced arising out of the terms and provisions of this Lease, the prevailing party herein shall be entitled to recover from the other party all costs and expense, including without limitation all reasonable attorneys' fees incurred in connection with said action. Notwithstanding anything in this Lease to the contrary, Landlord agrees to use reasonable efforts to mitigate damages.

                 D. No Waiver. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant, or condition. No agreement, term, covenant, or condition hereof to be performed or complied with by Tenant and no breach thereof shall be waived, altered, or modified except by written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant, and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions which require observance or performance by Landlord or Tenant subsequent to such termination.

                 E. Bankruptcy. Nothing contained in this Paragraph 18 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of this section. Notwithstanding anything contained hereinabove in this Paragraph to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an Event of Default only when such proceeding, action, or remedy shall be taken or brought by or against the then holder of the leasehold estate under the Lease. Landlord and Tenant understand that notwithstanding certain provisions to the contrary contained herein, a trustee or debtor in possession to the contrary contained herein, a trustee or debtor in possession under the Bankruptcy Code of the United States may have certain rights to assume or assign this Lease. Landlord and Tenant further understand that in any event Landlord is entitled under the Bankruptcy Code to Adequate Assurance of future performance of the terms and provisions of this Lease. For purposes of any such assumption or assignment, the parties hereto agree that the term "Adequate Assurance" shall include at least the following:

                          (1)     In order to assure Landlord that the proposed
assignee will have the resources with which to pay the rent called for herein, any proposed assignee must have as demonstrated to Landlord's satisfaction a net worth (as defined in accordance with generally accepted accounting principles consistently applied) at least as great as the net worth of Tenant on the date this Lease became effective increased by seven percent (7%), compounded annually, for each year from the Lease Commencement Date through the date of the proposed assignment. The financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

                          (2)     Any proposed assignee of this Lease must
assume and agree to be bound by the terms, provisions, and covenants of this Lease.

                 F. Late Payment Charge. Any rents or other amounts owing hereunder which are not paid within five (5) days after the date they are due shall thereafter bear interest at the annual rate of ten percentage points over the prime rate then being charged by First Interstate Bank of Denver, N.A. to its most credit-worthy customers on an unsecured basis for short term loans (the "Prime Rate"), or the highest rate permitted by applicable usury law, whichever is higher, until paid. Further, in the event any rents or other amounts owing hereunder are not paid within said three (3) day period after written notice, Landlord and Tenant agree that Landlord will incur additional administrative expenses, the amount of which will be difficult if not impossible to determine. Accordingly, Tenant shall pay to Landlord an additional one-time late charge for any such late payment in the amount of five percent (5%) of such payment. Any amounts paid by Landlord to cure any defaults of Tenant hereunder, which Landlord shall have the right, but not the obligation, to do, shall, if not repaid by Tenant within three (3) days of demand by Landlord, thereafter bear interest at the rate of ten (10) percentage points over the Prime Rate, until paid.

         19.     SUBORDINATION AND ATTORNMENT.

                 A. This Lease, at Landlord's option, automatically shall be subordinate to any mortgage or deed of trust (now or hereafter placed upon the Building and Common Areas, or any portion thereof), including any amendment, modification, or restatement of any of such documents and to any and all advances made under any mortgage or deed of trust and to all renewals, modifications, consolidations, replacements, and extensions thereof. Tenant agrees that with respect to any of the foregoing documents, no documentation, other than this Lease, shall be required to evidence such subordination.

                 B. If any holder of a mortgage or deed of trust shall elect to have this Lease superior to the lien of the holder's mortgage or deed of trust and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of said mortgage or deed of trust, or the date of recording thereof.

                 C. In confirmation of such subordination or superior position, as the case may be, Tenant agrees to execute such documents as may be required by Landlord or its Mortgagee to evidence the subordination of its interest herein to any of the events described above, or to make this Lease prior to the lien of any mortgage or deed of trust, as the case may be, and failing to do so within ten (10) days after written demand, Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to do so.

                 D. Tenant hereby agrees to attorn to all successor owners of the Building and Common Areas whether or not such ownership is acquired as a result of a sale, through foreclosure of a deed of trust or mortgage, or otherwise.

         20.     SURRENDER.

                 A. Upon the expiration or other termination of the Term of this Lease, Tenant shall promptly quit and surrender to Landlord the Premises broom clean, in good order and condition, ordinary wear and tear and damage by fire or other casualty excepted, and Tenant shall remove all of its movable furniture and other effects and such Alterations, as Landlord shall require Tenant to remove pursuant to Paragraph 11 hereof. In the event Tenant fails to vacate the Premises on a timely basis as required, Tenant shall be responsible to Landlord for all costs incurred by Landlord as a result of such failure, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises.

                 B. All movable furniture and personal effects of Tenant not removed from the Premises upon the vacation or abandonment thereof or upon the termination of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account therefor, and Tenant shall pay landlord all expenses incurred in connection with the disposition of such property.

                 C. If, after the expiration of this Lease, Tenant shall remain in possession of the Premises and continue to pay rent, without any express written agreement as to such holding over, then such holding over shall be deemed and taken to be a holding upon a tenancy from month to month, subject to all the terms and conditions hereof on the part of Tenant to be observed and performed and at a monthly rent equivalent to one hundred fifty percent (150%) of the monthly installments paid by Tenant immediately prior to such expiration or the then current market rental rate, whichever is greater. All such rent shall be payable in advance on the same day of each calendar month. Such month-to- month tenancy may be terminated by either party upon thirty (30) days' notice prior to the end of any such monthly period. Nothing contained herein shall be construed as obligating Landlord to accept any rental tendered by Tenant after the expiration of the term hereof or as relieving Tenant of its liability and obligations pursuant to this Paragraph.

                 D. No payments of money by Tenant to Landlord after the termination of this Lease, in any manner, or after giving of any notice (other than a demand for payment of money) by Landlord to Tenant, shall reinstate, continue or extend the term of this Lease or affect any notice given to Tenant prior to the payment of such money, it being agreed that after the service of notice or the commencement of a suit or other final judgement granting Landlord possession of the Premises, Landlord may receive and collect any sums of rent due, or any other sums of money due under the terms of this Lease, or otherwise exercise Landlord's rights and remedies hereunder, and the payment of such sums of money, whether as rent or otherwise, shall not waive said notice, or in any manner affect any pending suit or judgement theretofore obtained.

         21.     STATEMENT OF PERFORMANCE.

Both parties agree at any time and from time to time, upon not less than ten
(10) days' prior written request by the other party, to execute, acknowledge and deliver to the other party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), that there have been no defaults thereunder by Landlord or Tenant (or if there have been defaults, setting forth the nature thereof), the date to which the rent and other charges have been paid in advance, if any, and such other information as the other party may request. It is intended that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of all or any portion of either party's interest herein or a holder or prospective holder of any mortgage or deed of trust encumbering the Building. Either party's failure to deliver such statement within such time shall be conclusive upon such party that: (i) this Lease is in full force and effect, without modification except as may be represented by such party; (ii) there are no uncured defaults in either party's performance; and

(iii) not more than one (1) month's rent has been paid in advance. In addition, such party agrees to provide such other information as the other party may require from time to time. Further, upon request, such party will supply to the other party a corporate or partnership resolution, as the case may be, certifying that the party signing said statement of such party is property authorized to do so.

         22.     MISCELLANEOUS.

                 A. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Building and Common Areas at the time in question, and in the event of any transfer or transfers of the title thereto, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically released from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provision of this Lease shall be paid to Tenant.

                 B. The termination or mutual cancellation of this Lease shall not work a merger, and such termination or mutual cancellation shall, at the option of Landlord, either terminate all subleases and subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.

                 C. Tenant agrees that for the purposes of completing or making repairs or alterations in any portion of the Building, Landlord may use one or more of, the street entrances, the halls, passageways and elevators of the Building.

                 D. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent, and Tenant shall not be entitled to any setoff of the rent or other amounts owing hereunder against Landlord if Landlord fails to perform its obligations set forth herein; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and an opportunity granted to Landlord to correct such violation as provided in subparagraph H, below, of this Paragraph.

                 E. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid, or unenforceable, there be added as a part of this lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

                 F. The caption of each paragraph is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of this Lease.

                 G. Except as herein specifically set forth, all terms, conditions, and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, and assigns. The terms, conditions and covenants hereof shall also be considered to be covenants running with the land to the fullest extent permitted by law.

                 H. In the event of any alleged default on the part of Landlord hereunder, Tenant shall give written notice to Landlord in the manner herein set forth and shall afford Landlord a reasonable opportunity to cure any such default, not to exceed ninety (90) days.

                 I. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of the board of directors, partners, or managers or members, as the case may be, and agree upon request to deliver to Landlord a resolution or similar document or opinion of counsel to that effect.

                 J. If there are more than one entity or person which or who is the Tenant under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several.

                 K. No act or thing done by Landlord or Landlord's agents during the term hereof, including, but not limited to, any agreement to accept surrender of the Premises or to amend or modify this Lease, shall be deemed to be binding on Landlord unless such act or thing shall be by a partner or officer of Landlord, as the case may be, or a party designated in writing by Landlord as so authorized to act. The delivery of keys to Landlord or Landlord's agents, employees, or officers shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent and all other amounts owing as herein stipulated, shall be deemed to be other than on account of the earliest stipulated rent, or other amounts nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy available to Landlord.

                 L. Landlord shall have the right at any time to change the name of the Building, to increase the size of the Building and/or Common Areas by adding additional real property thereto, to construct other buildings or improvements on any portion of the Building and/or Common Areas or to change the Building and/or Common Areas. In the event any such additional buildings are constructed or Landlord increases the size of the Building and/or Common Areas, Landlord and Tenant shall execute an amendment to the Lease which incorporates such modifications, additions and adjustments to Tenant's Pro Rata Share, if necessary. Tenant shall not use the name and/or mark, PLAZA 6000 or other mark, name or logo belonging to Landlord or Plaza 6000 Partners, alone or in conjunction with any words or symbols as a trade name, corporate name, trade mark, service mark or otherwise, without a prior written agreement from Plaza 6000 Partners, or its successor-in-interest. Any use of such name in the designation of Tenant's business shall constitute a default under this Lease.

                 M. Tenant covenants and agree that no diminution of light, air or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent or other charges under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

                 N. Landlord agrees to warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the term of this Lease so long as Tenant complies with the provisions hereof.

                 O. Whenever the Lease provides for Landlord to consent or approve any action or documents, it is understood and agreed that such consent or approval shall be in Landlord's sole and absolute discretion, except where specifically provided that such consent or approval shall not be unreasonably withheld and shall be effective only if provided in writing signed by an authorized agent of Landlord.

                 P.       Time is of the essence hereof.

                 Q. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements, or warranties by Landlord, its agents or employees, except such as are expressed herein, and that no amendment or modification of this Lease shall be valid or binding unless expressed in writing and executed by the parties hereto in the same manner as the execution of this Lease.

                 R. Tenant agrees that the Rentable Area, the Base Rent, and Tenant's Pro Rata Share may be recalculated in the event that the Building and/or Premises are measured upon completion and it is determined that the square footage of the Building and/or Premises differs from those set forth in Paragraphs 3 and 6 hereof. The Base Rent shall be recalculated pursuant to paragraph 3.

                 S. Tenant shall not record this Lease or any memorandum of this Lease. Any attempt to record this Lease or any memorandum of this Lease shall be an event of default (subject to no grace period or notice) and shall entitle Landlord to pursue any and all remedies available to it as a result thereof.

                 T. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

                 U. Tenant and Landlord hereby waive (to the extent allowed by law) any and all rights to a trial by jury in suit or suits brought to enforce any provision of this Lease or arising out of or concerning the provisions of this Lease.

                 V. Tenant covenants with Landlord to generate and store Hazardous Substances (as defined below) at the Premises only in amounts as are incident to and necessary for the normal office operation of Tenant and permitted by this Lease, to comply with all obligations imposed by applicable law upon such generation and storage of Hazardous Substances, to prohibit any generation, storage, or disposal of Hazardous Substances at the Premises except as permitted above, to deliver promptly to Landlord true and complete copies of all notices received by Tenant from any governmental authority with respect to the generation, storage or disposal by Tenant of Hazardous Substances, to notify Landlord of any spills or accidents involving a Hazardous Substance, and to permit reasonable entry onto the Premises by Landlord for verification of Tenant's compliance with this covenant. Tenant also agrees to indemnify and defend Landlord (with legal counsel reasonably acceptable to Landlord) from and against any costs, fees or expenses (including, without limitation, clean-up expenses, third party claims and environmental impairment expenses, and reasonably attorneys' fees and expenses) incurred by Landlord in connection with Tenant's generation, storage or disposal of Hazardous Substances. This indemnification by Tenant shall survive the termination or expiration of this Lease. "Hazardous Substances" shall mean (i) "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as from time to time amended, (ii) "PCBs" as defined in 40 C.F.R. 761, et seq. and "TCDD" as defined in 40 C.F.R. 775, et seq., or, in either case, analogous regulations promulgated under the Toxic Substances Control Act, as from time to time amended, (iii) "asbestos" as defined in 29 C.F.R. 1910.1001, et seq., or analogous regulations promulgated under the Occupational Safety and Health Act of 1970, as from time to time amended, (iv) oil and petroleum based products,
(v) "hazardous wastes" as defined in Resource Conservation and Recovery Act, as from time to time amended; and (vi) any other substances identified as hazardous or toxic or otherwise regulated under any of said statutes or regulations or under any other federal, state or local laws or regulations.

                 W. Except as otherwise provided below, if the parties mutually agree at the time of the dispute, the parties may agree to submit a dispute to arbitration in the City and County of Denver, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. Except as provided herein, the arbitration shall proceed in accordance with the laws of the State of Colorado. Either party may request arbitration of any dispute by serving a written demand for arbitration on the other party by registered or certified mail. The demand shall set forth a statement of the nature of the dispute, an estimate of the amount involved, if such estimate is then feasible, and a brief description of the remedies sought. No later than twenty (20) calendar days after a demand for arbitration is served, the parties shall jointly select and appoint a retired judge of the District Court of the City and County of Denver, or another person acceptable to both parties, to act as the arbitrator. If the parties do not agree on the selection of an arbitrator, the party seeking arbitration shall apply to the District Court for the City and County of Denver for the appointment of an arbitrator. No later than ten (10) calendar days after appointment of an arbitrator, the parties shall jointly prepare and submit to the arbitrator a set of rules for the arbitration. If the parties cannot agree on the rules for the arbitration, the arbitrator shall establish the applicable rules. No later than ten (10) calendar days after the arbitrator is appointed, the arbitrator shall schedule the arbitration for a hearing to commence on a mutually convenient date. The hearing shall commence no later than one hundred twenty (120) calendar days after the arbitrator is appointed and shall continue from day to day until completed. The arbitrator shall issue his award in writing no later than twenty (20) calendar days after the conclusion of the hearing. The arbitration award shall be final and binding regardless whether one of the parties fails or refuses to participate in the arbitration. The arbitrator is empowered to hear and determine all disputes between Landlord and Tenant, as well as any guarantor under this Lease, if applicable, concerning the subject matter of this Lease. Without limiting the generality of the foregoing, the arbitrator may award monetary damages, punitive damages, injunctive relief, rescission, restitution and costs. Further, the arbitrator shall, as part of the arbitration decree, award to the prevailing party all reasonable costs and expenses, including reasonable attorneys' fees, expended or incurred by the prevailing party in connection with the dispute giving rise to the arbitration proceeding. For purposes of the foregoing, the prevailing party shall be deemed to be the party recovering a net money judgement against the other, without regard to non-monetary remedies. If either party serves a proper demand for arbitration under this Agreement, both parties may pursue discovery in accordance with the Colorado Rules of Civil Procedure, the provisions of which are incorporated herein by reference, with the following exceptions: (a) any party may conduct all discovery, including depositions for discovery purposes, without leave of the arbitrator; and (b) all discovery shall be completed no later than the commencement of the arbitration hearing or one hundred twenty (120) calendar days after the date that a proper demand for arbitration is served, whichever occurs earlier, unless upon a showing of good cause, the arbitrator extends or shortens that period. The arbitrator shall not have the power to amend this Lease in any respect. Notwithstanding any provision to the contrary contained herein, the foregoing arbitration procedures shall not apply to any forcible or unlawful entry and detainer action or any other actions or proceedings to determine the party entitled to possession and occupancy of the Premises or any other portion of the Real Property, all of which actions shall be brought by appropriate action before a court with jurisdiction over same, nor shall same apply to any right of Landlord to recover possession of the Premises by means of self-help or other non-judicial remedy authorized by law upon the occurrence of an event of default under this Lease.

         23.     PERSONAL PROPERTY TAXES.

Tenant shall pay all sales and use taxes imposed as the result of Tenant's business conducted on the Premises and all personal property taxes assessed against personal property of the Tenant situated thereon during the term hereof.

         24.     AUTHORITIES FOR ACTION AND NOTICE.

                 A. Except as herein otherwise provided, Landlord may act in any manner provided for herein by Landlord's Building manager or any other person who shall from time to time be designated in writing.

                 B. All notices, demand, statements or communications required or permitted to be given to Landlord hereunder shall be in writing, and shall be deemed duly served when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to Landlord, 6000 East Evans Avenue, Suite 1-100, Denver, Colorado

80222 or at the most recent address of which Landlord has notified Tenant in writing. All notices or demand required to be given to Tenant hereunder shall be in writing, and shall be deemed duly served when delivery personally to any officer (or a partner of Tenant if Tenant is partnership, a member or manager if Tenant is a limited liability company, or to Tenant individually if Tenant is a sole proprietor) or manager of Tenant whose office is in the Building, or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to Tenant at the Premises, or, prior to Tenant's taking possession of the Premises, to the address known to Landlord as Tenant's principal office address. Either party shall have the right to designate in writing served as above provided a different address to which notice is to be mailed. The foregoing shall in no event prohibit notice from being given as provided in Rule 4 of Colorado Rules of Civil Procedure, as the same may be amended from time to time.

         25.     RULES AND REGULATIONS.

It is further agreed that the following rules and regulations shall be and are hereby made a part of this Lease, and Tenant agrees that Tenant's employees and agents, or any others permitted by Tenant to occupy or enter the Premises, will at all times abide by said rules and regulations, to wit:

                 A. The sidewalks, entries, passages, corridors, stairways, and elevators of the Building and/or Common Areas shall not be obstructed by Tenant, or Tenant's agents or employees, or used for any purpose other than ingress and egress to and from the Premises, it being understood and agreed that such access may be obtained only via the elevators in the lobby of the Building.

                 B. Furniture, equipment, or supplies will be moved in or out of the Building only upon the elevator designated by Landlord and then only during such hours and in such manner as may be prescribed by Landlord. The Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant, and Tenant shall cause said movers to use only the loading facilities and elevator designated by Landlord. In the event Tenant's movers damage the elevator or any part of the Building, Tenant shall forthwith pay to Landlord the amount required to repair said damage. Landlord understands and approves that Tenant may move its property by using its employees and principals.

                 C. No safe or article, the weight of which may, in the opinion of Landlord, constitute a hazard or damage to the Building or the Building's equipment, shall be moved into the Premises. Safes or other equipment, the weight of which is not excessive, shall be moved into, from, or about the Building only during such hours and in such manner as shall be prescribed by Landlord, and Landlord shall have the right to designate the location of such articles in the Premises.

                 D. No sign, advertisement, or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall be first designated by Landlord in writing, but there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building. A directory in a conspicuous place, with names of tenants, not to exceed one (1) name per one thousand (1,000) Rentable Square Feet of space contained in the respective premises, will be provided by Landlord. Any necessary revision in the directory will be made by Landlord at Tenant's expense within a reasonable time after notice from Tenant of the change making the revision necessary. No furniture shall be placed in front of the Building or in any lobby or corridor of the Building (whether included wholly within the Premises or otherwise), without the Prior written consent of Landlord.
Landlord shall have the right to remove all non-permitted signs and furniture, without notice to Tenant, at the expense of Tenant.

                 E. Tenant shall not do or permit anything to be done in the Premises or bring or keep anything therein which would in any way increase the rate of fire insurance on the Building or on personal property kept therein, constitute a nuisance or waste, obstruct or interfere with the rights of other tenants or in any way injure or annoy them, or conflict with the laws relating to fire or with any regulations of the fire department, fire insurance underwriters or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of the Department of Health of the City and County where the Building is located.

                 F. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning or taking care of the Premises without the prior written consent of Landlord. Landlord shall be in no way responsible to Tenant for any loss of property from the Premises, however occurring, or for any damage done to Tenant's furniture or equipment by the janitor or any of the janitor's staff, or by any other person or persons whomsoever. The janitor of the Building may at all times keep a passkey and other agents of Landlord shall at all time be allowed admittance to the Premises.

                 G. Water closets and other water fixtures shall not be used for any purpose other than that for which they are intended, and any damage resulting to them from misuse on the part of Tenant or Tenant's agents or employees shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

                 H. No animals shall be allowed in the offices, halls, corridors and elevators in the Building. No person shall disturb the tenants of the Building or adjoining buildings or premises by the use of any radio, sound equipment, or musical instrument or by the making of loud or improper noises.

                 I. Bicycles or other vehicles shall not be permitted in the offices, halls, corridors, and elevators in the Building nor shall any obstruction of sidewalks or entrances of the Building be permitted.

                 J. Tenant shall not allow anything to be placed on the outside of the Building nor shall anything be thrown by Tenant, Tenant's agents or employees out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building. Tenant, except in case of fire or other emergency, shall not open any outside window.

                 K. No locksmith services may be performed and no additional lock or locks shall be placed by Tenant on any door in the Building unless written consent of Landlord shall first have been obtained. Two keys to the Premises, exterior doors and the toilet rooms, if locked by Landlord, will be furnished by Landlord, and neither Tenant nor Tenant's agents or employees shall have any duplicate keys made. Landlord shall supply Tenant with such additional keys as Tenant may require at Tenant's sole cost and expense. At the termination of this tenancy, Tenant shall promptly return to Landlord all keys to offices, toilet rooms or exterior doors.

                 L. No window shades, blinds, screens, draperies, or other window coverings will be attached or detached by Tenant without Landlord's prior written consent. Tenant agrees to abide by Landlord's rules with respect to maintaining uniform curtains, draperies, and linings or blinds at all windows and hallways.

                 M. If any Tenant desires telegraphic, telephonic, or other electric connections, Landlord or Landlord's agents will direct the electricians as to where and how the wires may be introduced. Without such directions, no boring or cutting of wires will be permitted. Any such installation and connection shall be made at Tenant's expense.

                 N. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Premises. The use of oil, gas, or inflammable liquids for heating, lighting, or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

                 O. Any painting or decorating as may be agreed to be done by and at the expense of Landlord shall be done during regular weekday working hours; should Tenant desire such work on Saturdays, Sundays, Legal Holidays, or outside of regular working hours, Tenant shall pay for the extra cost thereof.

                 P. Except as permitted by Landlord, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions, or floors of the Premises or of the Building, and any defacement, damage, or injury caused by Tenant, Tenant's agents or employees, shall be paid for by Tenant.

                 Q. During the entire term of this Lease, Tenant shall, at Tenant's expense, install and maintain under each and every caster chair, a chair pad to protect the carpeting.

                 R. Smoking is not permitted in Common Areas, including but not limited to hallways, elevators, restrooms, locker rooms and exercise facilities.

                 Smoking is permitted, subject to and except as regulated by federal, state, and local, governmental or quasi-governmental agencies, laws or regulations, within the confines of Tenants offices and in areas designated, from time to time, subject to change, by Landlord. Provided however; (a) If smoking odors become an issue for neighboring tenants within their offices or in common areas, it will be the responsibility of the offending Tenant, as determined in the sole discretion of the Landlord, to correct the odor problem;
(b) Said areas do not contradict terms of, increase costs of or disrupt Landlords hazard and liability insurance policies; and (c) Provided Tenant, Tenant's agents, servants or employees, or any other person entering upon the Premises, Building and Common Areas under the express or implied invitation of Tenant, use reasonable care not to damage deface or litter the Building and Common Areas with fire, smoke, ash, cigarette and/or cigar butts and matches and that care is taken that all litter, debris, used smoking materials and by-products are placed in receptacles provided in said designated smoking areas.

                 S. No cooking shall be done or permitted by Tenant on Premises, nor shall Premises be used for lodging or for any improper, objectionable or immoral purpose. Landlord agrees that Tenant may use a microwave oven in the Premises.

                 T. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed or intended. No inappropriate or damaging substances or materials of any kind whatsoever shall be disposed of therein. All expenses of any damages, breakage or stoppage resulting from the violation of this rule shall be born entirely by the tenant who, or whose agents, servants, employees and/or any other persons entering the Building under the express or implied invitation of Tenant are found to be negligent under this rule.

                 U. Canvassing, soliciting and peddling in or about the Building and Common Areas is prohibited.

                 V. Tenant shall at all times comply with all Building security and life safety procedures as may from time to time be implemented by Landlord.

                 X. For the purpose of providing utilities and services, the Building hours of operation are from 7:00 a.m. to 7:30 p.m., Monday through Friday and from 9:00 a.m. to 1:00 p.m. Saturday, except legal holidays.

                 Y. Tenant shall insure that all entry doors of the Premises are closed and locked and observe strict care and caution that all water faucets and apparatus are entirely shut off before Tenant or Tenant's agents, servants or employees leave the Building. All electricity shall likewise be shut off. All expenses, damages or injuries resulting from the violation of this rule shall be born by the tenant who, or whose agents, servants or employees are found to be negligent under this rule.

                 Z. Parking is provided for the non-exclusive use of tenants, tenant's agents, servants, employees and any other persons entering the Building under the express or implied invitation of Tenant. Parking is not allowed in covered parking areas or any areas specifically designated or leased for the exclusive use of others. Only passenger vehicles are allowed in Building parking areas. No trucks or equipment are allowed to park. No overnight or extended parking is allowed without the written permission of the Landlord.

                 Tenant agrees that Landlord may amend, modify, delete, or add new and additional rules and regulations of the use and care of the Premises and the Building and Common Areas. Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Landlord thereof. In the event of any breach of any rules and regulations herein set forth or any amendments, modifications, or additions thereto, Landlord shall have all remedies in this Lease provided for in the event of default by Tenant.

         26.     LIMITATION OF LANDLORD'S LIABILITY.

Notwithstanding anything to the contrary contained herein, none of the partners (including any trustees or beneficiaries of trusts of partners) of Landlord shall have any individual or personal liability for the performance or observance of Landlord's responsibilities and covenants hereunder; Landlord's liability under the Lease shall be limited to Landlord's interest in the Building and Common Areas.

         27.     BROKER INDEMNIFICATION.

                 A. Daniel Bruce Strong, Colorado Real Estate Broker #IB00275141, Fuller and Company and McBroom and Company shall hereinafter be referred to as ("Broker of Record").

                 B. As part of the consideration for the granting of this Lease, Tenant represents and warrants to Landlord that no broker or agent negotiated or was instrumental in the negotiation or consummation of this Lease except the Broker of Record, and Tenant agrees to indemnify Landlord against any loss, expense, cost or liability incurred by Landlord as a result of a claim by any broker or finder claiming through Tenant.

         28.     OPTION TO EXTEND.

As additional consideration for the covenants of Tenant hereunder, Landlord hereby grants unto Tenant an option (the "Option") to extend the term of the Lease for one (1) additional term of three (3) years (the "Option Term"). The Option shall apply to all space then under the Lease at the time the Option Term would commence, and shall be on the following terms and conditions:

                 A. Written notice of tenant's interest in exercising the Option shall be given to Landlord no earlier than twelve (12) months and not later than six (6) months prior to the expiration of the primary lease term ("Tenant's Notice"). Not later than thirty (30) days after receiving Tenant's Notice, Landlord shall give to Tenant notice of the terms, conditions and rental rate applicable during the Option Term, in accordance with subparagraph
E.  below ("Landlord's Notice").

                 B. Tenant shall have thirty (30) days following Tenant's receipt of Landlord's Notice within which to exercise the Option by delivering written notice of such exercise to Landlord under the terms, conditions and rental rate set forth in Landlord's Notice. If Tenant timely exercises the Option, the Lease shall be deemed extended and thereafter the parties shall execute an amendment to the Lease setting forth the terms of the extension.

                 C. Unless Landlord is timely notified by Tenant in accordance with subparagraphs A and B above, it shall be conclusively deemed that Tenant does not desire to exercise the Option, and the Lease shall expire in accordance with its terms, at the end of the Primary Lease Term.

                 D. Tenant shall not be in uncured default under the Lease at the time of exercise of the Option or at the time of the commencement of the Option Term, or at any time in between. If Tenant is in default at any such time, this Lease shall expire in accordance with its terms at the end of the Term, and Tenant shall have no right to renew or extend the Term of this Lease.

                 E. Base rent for the Option Term shall be scheduled as illustrated below:

                 Year 1 - $14.45 per rentable square foot.
                 Year 2 - $14.95 per rentable square foot.
                 Year 3 - $15.45 per rentable square foot.

                 F. After exercise of the Option above described, there shall be no further rights on the part of Tenant to extend the term of the Lease.

         29.     ADDITIONAL PROVISIONS.

                 A. Provided Tenant is not in default of the terms and conditions of this Lease:

                          1.      Tenant shall have the option to terminate
this Lease on October 31, 1999, by providing Landlord with notice of intent, in writing, no later than June 30, 1999. At the same time written notice of said intention is delivered, a check in the amount of twenty six thousand, three hundred forty four dollars and nineteen cents ($26,344.19), as liquidated damages, shall accompany the notice. Said liquidated damages being based on unamortized tenant finish costs plus commissions paid at 12% interest.

                          2.      In the event that Tenant elects to holdover
tenancy after providing Landlord with notice of intent to vacate, Rent described in paragraph 3. and pursuant to Surrender, paragraph 20.A. shall be increased to 150% of the amount stated in paragraph 3. and 6.

         30.     RIGHT OF EXPANSION.

                 A. Provided Tenant is not in default under the terms and conditions of this Lease, it is understood and agreed that Landlord will provide Tenant with a Right of Expansion to secure the contiguous rentable square footage located on the third floor of Building 2 and suite 2-210 consisting of approximately 1,876 rentable square feet and suite 2-221 consisting of approximately 951 rentable square feet, upon written notice by Tenant. In the event Tenant exercises this right, the lease of such space shall be on and subject to all terms, covenant and conditions provided in this Lease except for the following:

                          1.      NOTICE BY TENANT.  Tenant shall notify
Landlord of its desire to lease any portion of the third floor of Building 2 and suite 2-210 consisting of approximately 1,876 rentable square feet and suite 2-221 consisting of approximately 951 rentable square feet, in writing. Landlord shall notify Tenant within three business days when space will be available. In such event, Landlord will amend the Lease to reflect the terms and conditions as outlined in paragraph 29.B.

                          2.      RENT COMMENCEMENT.  Tenant's obligation to
pay rent for said space shall commence upon occupancy.

                          3.      LEASE TERM.  The term of the expansion space
shall be coterminous with the term of the Lease.

                          4.      PRORATA SHARE.  Tenant's prorata share of the
shared expenses shall be modified to include the additional space.

                          5.      BASE RENT.  The base rent for the expansion
space shall be as follows:

                                  a.       If rental commencement of the
expansion space occurs during the first year of the Lease Term, the base rental rate shall be $12.45 per rentable square foot, full service.

                                  b.       If rental commencement of the
expansion space occurs during the second year of the Lease Term, the base rental rate shall be $12.95 per rentable square foot, full service.

                                  c.       If rental commencement of the
expansion space occurs during the third year of the Lease Term, the base rental rate shall be $13.45 per rentable square foot, full service.

                                  d.       If rental commencement of the
expansion space occurs during the fourth year of the Lease Term, the base rental rate shall be $13.95 per rentable square foot, full service.

                                  e.       If rental commencement of the
expansion space occurs during the fifth year of the Lease Term, the base rental rate shall Be $14.45 per rentable square foot, full service.

                          6.      TENANT FINISH.  Landlord shall provide an
initial tenant improvement allowance of $8.80 per rentable square foot at the beginning of the Lease Term. Thereafter, the allowance shall be reduced prorata per square foot per year, i.e. at the rate of fifteen cents ($.15) per month.

                 B. Landlord agrees to lease to third parties the expansion space on the third floor of building 2 on a month to month basis or for a term, with either tenancy cancellable by Landlord upon thirty (30) days' notice.

         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed the day and year first above written.

RentX Industries, Inc.,                  Plaza 6000 Partners
a Delaware Corporation                   a California Limited Partnership


By: /s/ GARY J. KULESZA                  By: /s/ DANIEL BRUCE STRONG
   -------------------------------          ---------------------------------
       Gary Kulesza                                Daniel Bruce Strong
Title: Vice President and                Title: Director of Marketing/Management
       Chief Operating Officer                  Landlord's Agent




Attest:
       ------------------------------

                               EXHIBIT CHECKLIST


Exhibit A                         Floor Plan

Exhibit B                         Building Plan

Exhibit C                         Legal Description

Exhibit D                         Plans and Specifications

Exhibit E                         Rider to Lease Agreement


                                 EXHIBITS A-D
                                  [OMITTED]

                                   EXHIBIT E

                            RIDER TO LEASE AGREEMENT
                            DATED SEPTEMBER 1, 1996
                                    BETWEEN
                        PLAZA 6000 PARTNERS, AS LANDLORD
                                      AND
                       RENTX INDUSTRIES, INC., AS TENANT



                 This Rider is executed by Plaza 6000 Partners ("Landlord") and RentX Industries, Inc., ("Tenant"), to supplement the foregoing Lease between Landlord and Tenant relating to that certain space located in the City and County of Denver, Colorado, as more particularly described in the Lease. Landlord and Tenant agree that the provisions of this Rider will control and supersede any provisions of the Lease which may be inconsistent with this Rider. Any capitalized undefined terms used in this Rider shall have the same meanings as set forth in the Lease.

                 The Lease is supplemented as follows:

                 30.      COMPLETION OF THE PREMISES.

                 Landlord, at its sole cost agrees to perform the work set forth on the plans and specifications dated September 1, 1996, prepared by Reed-Cole Architects, which represent "turn key" construction. Landlord shall use its best efforts to deliver the Premises to Tenant in a "ready for occupancy" condition by November 1, 1996.

                 The definition of "ready for occupancy" set forth in the Lease is supplemented as follows: (a) Landlord has completed any improvement work to the Premises required to be performed by Landlord so that (1) Tenant can use the Premises for its intended purpose without material interference to Tenant conducting its ordinary business activities and (2) the only incomplete items are minor or insubstantial details of construction, mechanical adjustments, or finishing touches like touch-up plastering or painting; (b) Landlord has received a temporary or permanent certificate of occupancy from the local municipality; (c) Tenant, its employees, agents, and invitees, have ready access to the Building and Premises through any lobby, entranceways, elevators, and hallways; (d) any decorations, fixtures, and equipment to be installed by Landlord are installed and in good operating order; (e) the Premises are ready for the installation of any equipment, furniture, fixtures, or decorations that Tenant will install; (f) the following items are installed and in good operating order: (1) Building lobby; (2) any hallways to the Premises (including walls, flooring, ceiling, lighting, etc.); (3) any elevators, HVAC, utilities, and plumbing serving the Premises; and (4) the doors and hardware; and (g) the Premises are broom clean.

                 Within 10 days after the Premises are "ready for occupancy", the parties shall inspect the Premises, have all systems demonstrated, and prepare a punchlist. The punchlist shall list incomplete, minor, or insubstantial details of construction; necessary mechanical adjustments; and needed finishing touches. Landlord will complete the punchlist items within 30 days after the Premises are "ready for occupancy". Landlord will promptly correct any latent defects as they become known, if Tenant notifies Landlord of the defect within 60 days after Tenant first learns of the defect. All such work shall be performed in a good and workmanlike manner and in compliance with all applicable laws.

                 31.      OPERATING EXPENSES.

                 Notwithstanding the provisions of Paragraph 6 of this Lease, Operating Expenses shall not include:

                          a.      Costs of decorating, redecorating, or special
cleaning or other services not provided on a regular basis to tenants of the Building;

                          b.      Any charge for depreciation of the Building
or equipment and any interest or other financing charge;

                          c.      Any charge for Landlord's income taxes,
excess profit taxes, franchise taxes, or similar taxes on Landlord's business;

                          d.      All costs relating to activities for the
solicitation and execution of leases of space in the Building;

                          e.      All costs for which Tenant or any other
tenant in the Building is being charged other than pursuant to Paragraph 6 or comparable sections in other tenant's leases;

                          f.      The cost of correcting defects in the
construction of the Building or in the Building equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category;

                          g.      The cost of any repair made by Landlord
because of the total or partial destruction of the Building or the condemnation of a portion of the Building;

                          h.      The cost of any items for which Landlord is
reimbursed by insurance or otherwise compensated by parties other than tenants of the Building;

                          i.      The cost of any repairs, alterations,
additions, changes, replacements, and other items which under generally accepted accounting principles are properly classified as capital expenditures to the extent they upgrade or improve the Building as opposed to replace existing items which have worn out;

                          j.      The cost of overtime or other expense to
Landlord in curing its defaults or performing work expressly provided in this Lease to be borne at Landlord's expense.

                 For purposes of calculating Operating Expense in accordance with Paragraph 6 of this Lease, increases in Controlled Expenses, as defined below, in operation of the Building shall be not greater than 5% annually. "Controlled Expenses" shall mean all Operating Expenses as defined and calculated in accordance with Paragraph 6 above, except for real estate taxes, insurance premiums, and utility charges (including, without limitation, steam, fuel, water, sewer, storm drainage, and electricity). The aforementioned limit on Controlled Expenses shall be for the purposes of calculations under Paragraph 6 only and shall not act as a limit on the amount that Landlord shall actually expend for such purposes.

                 32.      BOOKS AND RECORDS; AUDIT.

                 Supplementing Paragraph 6 of this Lease, Landlord covenants and agrees that Tenant and its agents shall have 30 days after receiving Landlord's statement of the actual Operating Expenses to audit Landlord's books and records concerning the statement at a mutually convenient time at Landlord's offices. The books and records shall be kept in accordance with generally accepted accounting principles consistently applied. If Tenant disputes the accuracy of Landlord's statement, Tenant shall still pay the amount shown owing, while proceeding with Tenant's audit. If such audit shows that as to such operating period Landlord has overstated the amount of Operating Expenses and/or taxes or the amount thereof applicable to Tenant, Landlord shall forthwith credit to Tenant the amount of any overpayment by Tenant. If Tenant does not proceed with an audit within the 30 day period, then Tenant shall be deemed to have accepted as final the amount shown owing on the statement. If Tenant's audit of the books and records shows that Landlord overstated the sum owed by Tenant by an amount in excess of professional fees for the audit, then Landlord shall pay to Tenant, Tenant's reasonable costs of conducting the audit. This provision shall survive the termination or expiration of this Lease.

                 33.      LANDLORD'S WARRANTIES AND COVENANTS.

                 Notwithstanding anything in this Lease to the contrary, Landlord represents and warrants to Tenant that Landlord has the full right, power and authority to enter into this Lease and make the agreements contained herein on its part to be performed; that the execution, delivery and performance of this Lease has been duly authorized by Landlord; that the Lease constitutes the valid and binding obligation of Landlord, enforceable in accordance with its terms; that the making of this Lease and the performance thereof will not violate any present zoning laws or ordinances or the terms or provisions of any mortgage, lease or other agreement to which Landlord is a party or under which Landlord is otherwise bound.

                 34.      HAZARDOUS MATERIALS.

                 Landlord covenants with Tenant to generate and store Hazardous Substances at the Building only in amounts as are incident to and necessary for the normal operation of the Building, to comply with all obligations imposed by applicable law upon such generation and storage of Hazardous Substances, to prohibit any generation, storage, or disposal of Hazardous Substances at the Building except as permitted above.

                 35.      INDEMNITY AND INSURANCE.

                 Supplementing Paragraph 14 above and subject to Paragraph 15.E above, Landlord hereby agrees to indemnify, defend, and save Tenant harmless of and from all liability, loss, damages, costs, or expenses, including attorneys' fees, on account of injuries to the person in the Building and Common Areas, or to any other person rightfully in said Building and Common Areas for any purpose whatsoever, where the injuries are caused by the negligence or misconduct of the Landlord, Landlord's agents, servants or employees, or of any other person entering upon the Building under express or implied invitation of Landlord, or where such injuries are the result of the violation of the provisions of this Lease, by any such persons.

                 During the term hereof Landlord shall maintain comprehensive general liability insurance, including public liability and property damage, with a combined single limit of liability of not less than $1,000,000 for personal injuries or deaths of persons occurring in or about the Building and Premises.

                 36.      REPAIRS.

                 Notwithstanding anything in this Lease to the contrary, in the event that the need for repairs or the making of repairs (or both) which Landlord is obligated to effect at Landlord's expense renders a material portion of the Premises unusable for more than five consecutive business days, then Tenant shall be entitled to an abatement of rent commencing with the sixth business day that the same are usable; provided, however, that Tenant shall not be entitled to a pro rata abatement of rent under the foregoing due to unusability (i) caused directly or indirectly by any act or omission of Tenant or any of Tenant's servants, employees, agents, contractors, visitors or licensees, (ii) where Tenant makes a decoration, alteration, improvement or addition which directly causes such unusability, or (iii) where the repair in question is one which Tenant is obligated to furnish or pay for under the provisions of this Lease.

                 37.      UTILITIES.

                 Subject to the provisions of paragraph 7. and notwithstanding paragraph 7.D Landlord warrants to Tenant that electricity, water, sanitary and drainage sewers, telephone and natural gas will be available to the Premises throughout the term of this Lease. Notwithstanding anything in this Lease to the contrary, if any such utility service becomes unavailable or interrupted for more than five consecutive business days without fault by Tenant or its agents, servants, employees or invitees, then Tenant shall be entitled to an abatement of rent commencing with the sixth business day that the same are unavailable; provided, however, that Tenant shall not be entitled to any abatement of rent under the foregoing due to unavailability (i) caused directly or indirectly by any act or omission of Tenant or any of Tenant's servants, employees, agents, contractors, visitors or licensees, (ii) where Tenant makes a decoration, alteration, improvement or addition which requires interruption of services, or (iii) where the service in question is one which Tenant is obligated to furnish or pay for under the provisions of this Lease.

TENANT:                                   LANDLORD:

RENTX INDUSTRIES, INC.,                   PLAZA 6000 PARTNERS, a California
a Delaware Corporation                    Limited Partnership


By:  /s/ [ILLEGIBLE]                      By:  /s/ [ILLEGIBLE]
   ----------------------------------        -----------------------------------

Its: EVP                                  Its: Director Marketing/Management
    ---------------------------------         ----------------------------------

                                FIRST AMENDMENT
                                       TO
                          PLAZA 6000 OFFICE PARK LEASE
                                    BETWEEN
                              PLAZA 6000 PARTNERS
                        A CALIFORNIA LIMITED PARTNERSHIP
                                   "LANDLORD"
                                      AND
                             RENTX INDUSTRIES, INC.
                             A DELAWARE CORPORATION
                                    "TENANT"
                            DATED SEPTEMBER 1, 1996

                 For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and the Tenant, hereto do modify and amend the aforementioned Lease for the demised premises, located at 6000 East Evans Avenue, Building 2, Suite 300, Denver, Colorado 80222 in the following respects:

                 1. PREMISES: Pursuant to Paragraph 1. of the Lease, Suites 2-317 and 2-331, approximately 514 rentable square feet will be added to Tenants existing Lease hold, effective February 1, 1997. Suite 2-315, approximately 170 rentable square feet, will be added to Tenants Lease hold on March 15, 1997. Tenant's total rentable square footage will be approximately 6,223. All office space will be known as Suite 2-300.

                 2. TERM: Pursuant to Paragraph 2 of the Lease, the commencement date of the Lease shall be adjusted to December 1, 1996 and shall terminate at 11:59 p.m. on November 30, 2001.

                 3. RENT: Pursuant to Paragraph 3. of the Lease, Tenant shall pay to Landlord as base rent for the premises, Suite 2-300 the following monthly installments during the Lease Term (the "Base Rent"):

            LEASE YEAR          MONTHLY PAYMENT      SUB TOTAL
            ----------          ---------------      ----------
           2/1/97 -  2/28/97       $3,142.52         $ 3,142.52
           3/1/97 -  3/31/97       $3,190.92         $ 3,190.92
           4/1/97 - 11/30/97       $6,456.36         $51,650.88
          12/1/97 - 11/30/98       $6,715.65         $80,587.80
          12/1/98 - 11/30/99       $6,974.95         $83,699.40
          12/1/99 - 11/30/00       $7,234.24         $86,810.88
          12/1/00 - 11/30/01       $7,493.53         $89,922.36

                 4. Pursuant to paragraph 6.A. (3) "Tenant's Pro Rata Share" shall be increased to (5.96%).

                 5. SECURITY DEPOSIT: Pursuant to paragraph 8. of the Lease, Tenant's security deposit will be increased by $823.65 to be added to the $6,669.88 security deposit already on account for a total of $7,493.53.

                 6. TENANT IMPROVEMENTS: Landlord agrees to the following improvements:
                          1. Paint suite and install new carpet to match existing carpet in the expansion areas.
                          2.      Install two (2) dedicated outlets.
                          3.      Install two (2) power poles.
                          4. Remove one half of the wall between offices 2-315 and 2-317.

Except as amended herein, all terms and conditions of the Lease shall remain in full force and effect except as hereby ratified by Landlord and Tenant.


Dated this 16th day of January, 1997.

TENANT:                                            LANDLORD:
RentX Industries, Inc.                             Plaza 6000 Partners
a Delaware Corporation                             a California Limited
                                                   Partnership




By:/s/ GARY KULESZA                                By:/s/ DANIEL BRUCE STRONG
   -------------------------------                    -------------------------
           Gary Kulesza                            Daniel Bruce Strong
Title:     Vice President                          Director of Marketing
           Chief Operating Officer                 and Management
                                                   Landlords Agent

Attest: /s/
       ---------------------------

                                SECOND AMENDMENT
                                       TO
                          PLAZA 6000 OFFICE PARK LEASE
                                    BETWEEN
                              PLAZA 6000 PARTNERS
                        A CALIFORNIA LIMITED PARTNERSHIP
                                   "LANDLORD"
                                      AND
                             RENTX INDUSTRIES, INC.
                             A DELAWARE CORPORATION
                                    "TENANT"
                            DATED SEPTEMBER 1, 1996



                 For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and the Tenant, hereto do modify and amend the aforementioned Lease for the demised premises, located at 6000 East Evans Avenue, Building 2, Suite 300, Denver, Colorado 80222 in the following respects:

                 1. PREMISES: Pursuant to Paragraph 1. of the Lease, effective April 1, 1997 Tenant will add to their existing Lease hold suites 2-329 and 2-374, approximately 510 rentable square feet. The total approximate Rentable Square footage is 6,733. All office space will be known as Suite 2-300.

                 2. RENT: Pursuant to Paragraph 3. of the Lease, Tenant shall pay to Landlord as base rent for the premises, Suite 2-300 the following monthly installments during the Lease Term (the "Base Rent"):

            LEASE YEAR            MONTHLY PAYMENT       SUB TOTAL
            ----------            ---------------       ---------
         4/l/97 - 11/30/97          $6,985.49            $55,883.92
        12/1/97 - 11/30/98          $7,266.03            $87,192.36
        12/1/98 - 11/30/99          $7,546.58            $90,558.96
        12/1/99 - 11/30/00          $7,827.12            $93,925.44
        12/1/00 - 11/30/01          $8,107.66            $97,291.92

                 3. OPERATING EXPENSES: Pursuant to paragraph 6.A. (3) "Tenant's Pro Rata Share" shall be increased to (6.45%).

                 4. SECURITY DEPOSIT: Pursuant to paragraph 8. of the Lease, Tenant's security deposit will be increased by $614.13 to be added to the $7,493.53 security deposit already on account for a total of $8,107.66.

                 5. TENANT IMPROVEMENTS: Landlord agrees to paint the suites and install new carpet to match existing carpet in suite 2-300.

Except as amended herein, all terms and conditions of the Lease shall remain in full force and effect except as hereby ratified by Landlord and Tenant.


Dated this 24th day of March, 1997.

TENANT:                                    LANDLORD:
RentX Industries, Inc.                     Plaza 6000 Partners
a Delaware Corporation                     a California Limited Partnership


By: /s/ G.J. KULESZA                       By: /s/ DANIEL BRUCE STRONG
   -------------------------------            --------------------------------
       Gary Kulesza                        Daniel Bruce Strong
Title: Vice President                      Director of Marketing
       Chief Operating Officer             and Management
                                           Landlords Agent

Attest: /s/ J.R. WAITE
       ---------------------------

                                THIRD AMENDMENT
                                       TO
                          PLAZA 6000 OFFICE PARK LEASE
                                    BETWEEN
                              PLAZA 6000 PARTNERS
                        A CALIFORNIA LIMITED PARTNERSHIP
                                   "LANDLORD"
                                      AND
                             RENTX INDUSTRIES, INC.
                             A DELAWARE CORPORATION
                                    "TENANT"
                            DATED SEPTEMBER 1, 1996

         For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and the Tenant, hereto do modify and amend the aforementioned Lease for the demised premises, located at 6000 East Evans Avenue, Building 2, Suite 300, Denver, Colorado 80222 in the following respects:

                 1. PREMISES: Pursuant to Paragraph 1. of the Lease, effective June 15, 1997 Tenant will occupy the entire floor of Building 2. The approximate Rentable Square footage is 8,470. All office space will be known as Suite 2-300.

                 2. RENT: Pursuant to Paragraph 3. of the Lease, Tenant shall pay to Landlord as base rent for the premises, Suite 2-300 the following monthly installments during the Lease Term (the "Base Rent"):

            LEASE YEAR            MONTHLY PAYMENT          SUB TOTAL
            ----------            ---------------          ---------
        6/1/97 - 7/31/97           $  6,985.49            $ 13,970.98
        8/1/97 - 8/31/97           $  7,886.56            $  7,886.56
        9/l/97 - 11/30/97          $  8,787.63            $ 26,362.89
       12/1/97 - 11/30/98          $  9,140.54            $109,686.48
       12/1/98 - 11/30/99          $  9,493.46            $113,921.52
       12/1/99 - 11/30/00          $  9,846.38            $118,156.56
       12/1/00 - 11/30/01          $ 10,199.29            $122,391.48

                 4. Pursuant to paragraph 6.A. (3) "Tenant's Pro Rata Share" shall be increased to (8.12%).

                 5. SECURITY DEPOSIT: Pursuant to paragraph 8. of the Lease, Tenant's security deposit will be increased by $2,705.76 to be added to the $7,493.53 security deposit already on account for a total of $10,199.29.

                 6. TENANT IMPROVEMENTS: Landlord agrees to remove the following tenant improvements;

                          A.      Remove hall walls as needed.

                          B. Build walls around elevator lobby and create entrance into suite 300.
                          C. Install carpet in all expansion areas to match existing carpet in suite 300.
                          D.      Paint as needed.

Except as amended herein, all terms and conditions of the Lease shall remain in full force and effect except as hereby ratified by Landlord and Tenant.

Dated this 23rd day of April, 1997.

TENANT:                                    LANDLORD:
RentX Industries, Inc.                     Plaza 6000 Partners
a Delaware Corporation                     a California Limited Partnership



By:/s/ GARY KULESZA                       By:/s/ DANIEL BRUCE STRONG
   ------------------------------            ---------------------------------
         Gary Kulesza                              Daniel Bruce Strong
Title:   Vice President                            Director of Marketing
         Chief Operating Officer                   and Management
                                                   Landlord's Agent

Attest:/s/
       --------------------------




                                      -2-